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                                JENNA LANE, INC.
                            1407 BROADWAY, SUITE 1801
                               NEW YORK, NY 10018

                                  April 1, 1996
Lawrence Kaplan
150 Vanderbilt Motor Parkway, Suite 311
Hauppauge, NY 11788

Dear Larry:

         On behalf of the Board of Directors of Jenna Lane, Inc. (the "Corporation"), I am pleased that you have joined the Corporation's Board of Directors. As an inducement for you to remain on the Board, the Corporation hereby offers shares of Common Stock, par value $.01 per share, of the Corporation to you, subject to the restrictions set forth below.

         Upon your acceptance of the Board seat by your signature below, the Corporation shall issue and deliver to you an aggregate of 30,000 shares (the "Performance Shares") of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"). The Performance Shares, upon issuance, shall be validly issued and fully paid shares of Common Stock of the Corporation, provided, however, that (i) two-thirds of the Performance Shares shall be repurchased by the Corporation for the par value thereof in the event that the Corporation does not achieve net income before taxes of at least $2.2 million during the period of April 1, 1996 through March 31, 1997, and (ii) one-third of the Performance Shares shall be repurchased by the Corporation for the par value thereof in the event that the Corporation does not achieve net income before taxes of at least $3 million during the period of April 1, 1997 through March 31, 1998. Net income before taxes, for purposes of the foregoing calculations, will exclude any tax deduction obtained by the Corporation solely on account of the issuance of the Performance Shares and all similar Performance Shares issued to directors and members of management of the Company. This provision shall survive your term on the Board of Directors. The certificates representing the Performance Shares shall include appropriate legends restricting the transferability thereof and reflecting the foregoing restrictions.

         Please let me know if you have any questions or comments concerning the foregoing. By signing below, you confirm your acceptance to the provisions hereof.

         With best regards.
                                  Very truly yours,



                                  Mitchell A. Dobies, President and Director
ACCEPTED AND AGREED AS OF THE
1ST DAY OF APRIL, 1996:



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                                                                    Exhibit 10.5


                                JENNA LANE, INC.
                            1407 BROADWAY, SUITE 1801
                               NEW YORK, NY 10018

                                                 February 1, 1997
Lawrence Kaplan
150 Vanderbilt Motor Parkway, Suite 311
Hauppauge, NY 11788

Dear Larry:

         This letter modifies the terms of that letter agreement (the "Letter"), dated April 2, 1996, by and between you and Jenna Lane, Inc. (the "Company"), as to which the parties agree that the agreements herein are for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The terms of your Performance Shares (as defined in the Letter), are hereby modified to state as follows:

                  The Performance Shares, upon issuance, shall be validly issued and fully paid shares of Common Stock of the Corporation, provided, however, that (i) one-half of the Performance Shares ("One Half") shall be repurchased by the Company for the par value thereof in the event that the Company does not achieve net income before taxes ("Net Income") of at least $2.0 million during the period of April 1, 1997 through March 31, 1998 ("1998 Fiscal Year"), provided that (x) only one-half of such One Half shall be repurchased by the Company in the event that the Company achieves Net Income for the 1998 Fiscal Year of at least $1.5 million but less than $1.75 million and (y) only one-quarter of such One Half shall be repurchased by the Company in the event that the Company achieves Net Income for the 1998 Fiscal Year of at least $1.75 million but less than $2.0 million, (ii) One Half shall be repurchased by the Company for the par value thereof in the event that the Company does not achieve Net Income of at least $2.5 million during the period of April 1, 1998 through March 31, 1999 ("1999 Fiscal Year"), provided that (z) only one-half of such One Half shall be repurchased by the Company in the event that the Company achieves Net Income for the 1999 Fiscal Year of at least $2 million but less than $2.25 million and (zz) only one-quarter of such One Half shall be repurchased by the Company in the event that the Company achieves Net Income for the 1999 Fiscal Year of at least $2.25 million but less than $2.5 million. Net income before taxes, for purposes of the foregoing calculations, will exclude any tax deduction obtained by the Company solely on account of the issuance of the Performance Shares and all similar Performance Shares issued to directors and members of management of the Company. This provision shall survive any termination of this Agreement or of your service on the Board of Directors.

         Please let me know if you have any questions or comments concerning the foregoing. By signing below, you confirm your acceptance to the provisions hereof.

         With best regards.
                                            Very truly yours,

                                            /s/ Mitchell A. Dobies

                                            Mitchell A. Dobies, President

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ACCEPTED AND AGREED AS OF THE
1st DAY OF FEBRUARY, 1997:


/s/ Lawrence Kaplan
LAWRENCE KAPLAN